Exhibit 10.8

SECURITY AGREEMENT

made by

THORNBURG MORTGAGE, INC.

and certain of its Subsidiaries

in favor of

WILMINGTON TRUST COMPANY,

as Note Lien Collateral Agent

Dated as of March 31, 2008

i

7.3	No Waiver by Course of Conduct; Cumulative Remedies	19
7.4	Enforcement Expenses; Indemnification	19
7.5	Successors and Assigns	20
7.6	Set-Off	20
7.7	Counterparts	20
7.8	Severability	20
7.9	Section Headings	20
7.10	Integration	20
7.11	GOVERNING LAW	21
7.12	Submission To Jurisdiction; Waivers	21
7.13	Acknowledgements	21
7.14	Additional Grantors	21
7.15	Releases	22
7.16	WAIVER OF JURY TRIAL	22
7.17	Lien Priority	22
7.18	Indenture Controls	22

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Intellectual Property

ANNEXES

Annex 1	Assumption Agreement
Annex 2	Acknowledgement and Consent

ii

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 31, 2008, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wilmington Trust Company, as Note Lien Collateral Agent (in such capacity, the “Note Lien Collateral Agent”) for the Holders under a certain Indenture, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Thornburg Mortgage, Inc. (the “Company”), the other Grantors and Wilmington Trust Company, as Trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Company has issued the Notes to the Holders and the Holders have agreed to purchase such Notes upon the terms and subject to the conditions set forth therein, and pursuant to the Indenture, each Guarantor has guaranteed the obligations of the Company with respect to the Notes and the Indenture;

WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Notes that the Grantors shall have executed and delivered this Agreement to the Note Lien Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Holders to purchase the Notes, each Grantor hereby agrees with the Note Lien Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Account and Supporting Obligations.

(a) The following terms shall have the following meanings:

“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Note Lien Collateral Agent as provided in Section 5.1 or 5.4.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Enforcement Event”: any time at which (i) the principal of the notes has not been paid in full at Maturity and any applicable grace period has expired, (ii) an Acceleration Notice with respect to the Notes has been given and has not been rescinded, or (iii) an Event of Default pursuant to either Section 7.01(6) or Section 7.01(7) of the Indenture with respect to the Company has occurred and is continuing.

“Excluded Property”: collectively refers to property to the extent that such grant of a security interest: (a) is prohibited by any Requirements of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (b) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, (c) constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor under any contract, license, lease, agreement, instrument or other document, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (any such property subject to the exclusions described in clause (a), (b) or (c), “Subject Property”), (d) relates to any real estate related assets, including mortgage-backed securities, mortgage loans and any accrued interest and principal receivables with respect thereto, that is subject to a Lien permitted pursuant to Section 4.13 of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for the Indebtedness secured by such Lien) validly prohibits the creation of any other Lien on such property, provided that such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect, (e) relates to any property that is subject to a Lien under any existing agreement or instrument permitted by the Indenture where such existing agreement or instrument validly prohibits the creation of any other Lien on such property, provided that such property shall be Excluded Property only to the extent and for so long as such Lien or prohibition is in effect, (f) relates to any cash or Cash Equivalents, (g) relates to any assets constituting “Collateral” as defined in the Override Agreement or any other assets in which a security interest may be granted in accordance with Section 3(d) of the Override Agreement, (h) relates to any Capital Stock of any Subsidiary to the extent that any existing agreement or instrument validly prohibits the creation of any other Lien on such property, provided that such property shall be Excluded Property only to the extent and for so long as such Lien or prohibition is in effect, other than a Subsidiary that is a Note Guarantor and (i) relates to any property with respect to which the Note Lien Collateral Agent (at the direction of the Trustee and/or Holders of a majority in principal amount of the Notes), in its sole discretion, has confirmed in writing to the Company its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest in is excessive in view of the benefits to be obtained by the other Secured Parties; provided, however, that the foregoing exclusions in clauses (a) through (c) above shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC of any relevant jurisdiction or any other applicable law or principles of equity; and provided, further, that the security interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified in clauses (a) through (c) above including, without limitation, any Proceeds of such Subject Property. Notwithstanding the foregoing, the Included Property is included in the Collateral and does not constitute “Excluded Property”.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grantor’s Obligations”: (a) with respect to the Company, the Issuer Obligations, and (b) with respect to any Guarantor, its Guarantee Obligations.

“Guarantee Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor to the Secured Parties which may arise under or in connection with the Indenture or any other Indenture Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Note Lien Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of the Indenture or any other Indenture Document).

“Included Property”: (a) any rights to payment of interest (until such payment has been remitted to the Company and deposited into the Interest Account) with respect to the assets subject to the Override Agreement (other than the Liquidity Fund (as defined in the Override Agreement)), to the extent (and only to the extent) that such interest is required to be remitted (after, without limitation, application by the Counterparties (as defined in the Override Agreement) or their affiliates of any portion thereof as may be permitted (i) pursuant to the Override Agreement, any Financing Agreement (as defined in the Override Agreement), any security agreement or other document, instrument and agreement executed by any Grantor or any of its affiliates in connection with any of the foregoing or (ii) by setoff, netting or other similar provisions of any agreement that is not a Financing Agreement (as defined in the Override Agreement) between a Counterparty (as defined in the Override Agreement) or an affiliate and a Grantor or an affiliate) to the Company pursuant to the last sentence of Section 2(f) of the Override Agreement or, after the Override Agreement is terminated, any of the Financing Agreements (as defined in the Override Agreement), (b) following any refinancing of the assets subject to the Override Agreement, any substantially equivalent economic interest to that described in clause (a) of this definition (which may include, without limitation, a residual interest in a securitization of such assets or other right to excess spread) and (c) the Interest Account.

“Indenture Documents”: this Agreement, the Indenture, the Notes, the other Note Lien Security Documents, the Note Lien Documents and any amendment, waiver, supplement or other modification to any of the foregoing.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Interest Account”: a Securities Account of the Company into which any of the assets described in clauses (a) and (b) of the definition of “Included Property” or any related amounts remitted to the Company are deposited (upon or after the remittance of such assets or amounts to the Company).

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock. Notwithstanding the foregoing sentence, Investment Property shall not include any Excluded Property.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Issuer Obligations”: the collective reference to the unpaid principal of and interest on the Notes and all other monetary obligations, liabilities and Note Lien Debt of the Company under the Indenture (including, without limitation, (i) interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and (ii) the due and punctual payment and performance of all Note Lien Obligations in respect of Notes and any other related liabilities owed to the Note Lien Collateral Agent or the other Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or pursuant to, the Indenture, the other Indenture Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Note Lien Collateral Agent or to the other Secured Parties that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Override Agreement”: means a certain Override Agreement, dated as of March 17, 2008, among the Company, Thornburg Mortgage Hedging Strategies, Inc. and each entity designated on the signature pages thereto as a “Counterparty”, as modified or amended from time to time.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account). Notwithstanding the foregoing sentence, only those Receivables that are included in Collateral shall be deemed as Receivables hereunder.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties”: the collective reference to the Note Lien Collateral Agent, the Trustee and the Holders.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern.

SECTION 2. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Note Lien Collateral Agent, and hereby grants to the Note Lien Collateral Agent, for its benefit, the benefit of the Trustee and the ratable benefit of the other Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment;

(f) all Fixtures;

(g) all General Intangibles;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(n) all books and records pertaining to the Collateral; and

(o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding anything to the contrary set forth in this Section 2 or elsewhere in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Property or the grant of any other right to the Note Lien Collateral Agent in respect of the Excluded Property and no Excluded Property shall constitute “Collateral” hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce each Holder to purchase the Notes, the Note Lien Collateral Agent to enter into the Indenture and this Agreement, each Grantor hereby represents and warrants to the Note Lien Collateral Agent and each other Secured Party that:

3.1 Title; No Other Liens. Except for the security interest granted to the Note Lien Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Note Lien Collateral Agent, for its benefit, the benefit of the Trustee and the ratable benefit of the other Secured Parties, pursuant to this Agreement or as are permitted by the Indenture. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Indenture Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Note Lien Collateral Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Note Lien Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

3.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Note Lien Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Note Lien Collateral Agent, for its benefit, the benefit of the Trustee and the ratable benefit of the other Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens granted pursuant to or in connection with the Senior Security Agreement and (ii) unrecorded Liens permitted by the Indenture which have priority over the Liens on the Collateral by operation of law; provided, that, neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the filing, form, content or renewal of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Note Lien Collateral.

3.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Note Lien Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

3.5 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Note Lien Collateral Agent.

(b) None of the obligors on any Receivables is a Governmental Authority.

(c) The amounts represented by such Grantor to the Note Lien Collateral Agent from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

3.6 Intellectual Property. (a) Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 5, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a material adverse effect.

(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

3.7 Commercial Tort Claims

(a) On the date hereof, except to the extent listed in Section 3.1 above, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $100,000.

(b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 4.9 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Note Lien Collateral Agent, for its benefit, the benefit of the Trustee and the ratable benefit of the other Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for (i) Liens granted pursuant to or in connection with the Senior Security Agreement and (ii) unrecorded liens permitted by the Indenture which have priority over the Liens on such Collateral by operation of law; provided, that, neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the filing, form, content or renewal of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Note Lien Collateral.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Note Lien Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the other Secured Parties that, from and after the date of this Agreement until the Issuer Obligations shall have been paid in full:

4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Note Lien Collateral Agent, duly indorsed in a manner satisfactory to the Note Lien Collateral Agent and/or the other Secured Parties, to be held as Collateral pursuant to this Agreement.

4.2 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Indenture to dispose of the Collateral.

(b) Such Grantor will furnish to the Note Lien Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Note Lien Collateral Agent and/or the other Secured Parties may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Note Lien Collateral Agent and/or the other Secured Parties, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Note Lien Collateral Agent and/or the other Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property (other than the Interest Account), Deposit Accounts, Letter-of-Credit Rights, in each case, constituting Collateral and any other relevant Collateral, taking any actions necessary to enable the Note Lien Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided, that, neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the filing, form, content or renewal of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Note Lien Collateral.

4.4 Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Note Lien Collateral Agent and delivery to the Note Lien Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Note Lien Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name; provided, that, neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the filing, form, content or renewal of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Note Lien Collateral.

4.5 Notices. Such Grantor will advise the Note Lien Collateral Agent promptly, in writing and in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would adversely affect the ability of the Note Lien Collateral Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Note Lien Collateral Agent and the other Secured Parties, hold the same in trust for the Note Lien Collateral Agent and the other Secured Parties and deliver the same forthwith to the Note Lien Collateral Agent in the exact form received, duly indorsed by such Grantor to the Note Lien Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Note Lien Collateral Agent so requests, signature guaranteed, to be held by the Note Lien Collateral Agent, subject to the terms hereof, as additional collateral security for the Issuer Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Note Lien Collateral Agent to be held by it hereunder as additional collateral security for the Issuer Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Note Lien Collateral Agent, be delivered to the Note Lien Collateral Agent to be held by it hereunder as additional collateral security for the Issuer Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Note Lien Collateral Agent, hold such money or property in trust for the Note Lien Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Issuer Obligations.

(b) Without the prior written consent of the Note Lien Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Note Lien Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Note Lien Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Investment Property issued by it.

4.7 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Note Lien Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

4.8 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Note Lien Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Note Lien Collateral Agent and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Note Lien Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Note Lien Collateral Agent and/or the other Secured Parties, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Note Lien Collateral Agent and/or the other Secured Parties may request to evidence the Note Lien Collateral Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Note Lien Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

4.9 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Note Lien Collateral Agent and/or the other Secured Parties granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

4.10 Changes to Override Agreement. The Company shall not, without the prior written consent of the Note Lien Collateral Agent, amend the Override Agreement in any way which reduces the rights of the Company with respect to interest amounts required to be remitted (after, without limitation, application by the Counterparties (as defined in the Override Agreement) or their affiliates of any portion thereof as may be permitted (i) pursuant to the Override Agreement, any Financing Agreement (as defined in the Override Agreement), any security agreement or other document, instrument and agreement executed by any Grantor or any of its affiliates in connection with any of the foregoing or (ii) by setoff, netting or other similar provisions of any agreement that is not a Financing Agreement (as defined in the Override Agreement) between a Counterparty (as defined in the Override Agreement) or an affiliate and a Grantor or an affiliate) to the Company pursuant to the last sentence of Section 2(f) of the Override Agreement or, after the Override Agreement is terminated, any of the Financing Agreements (as defined in the Override Agreement) . The Company shall promptly provide the Note Lien Collateral Agent with a copy of any amendments or supplements to the Override Agreement. Until the Note Lien Collateral Agent has received such amendments or supplements from the Company, the Note Lien Collateral Agent shall be entitled to rely on the copy that is made available via EDGAR, or any successor system of the SEC, under Exhibit 10.1 to a Current Report of the Company on Form 8-K, filed on March 19, 2008.

SECTION 5. REMEDIAL PROVISIONS

5.1 Certain Matters Relating to Receivables. (a) The Note Lien Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Note Lien Collateral Agent’s direction and control, and the Note Lien Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Enforcement Event. If required by the Note Lien Collateral Agent at any time after the occurrence and during the continuance of an Enforcement Event, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Note Lien Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Note Lien Collateral Agent, subject to withdrawal by the Note Lien Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Note Lien Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At the Note Lien Collateral Agent’s request, each Grantor shall deliver to the Note Lien Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2 Communications with Obligors; Grantors Remain Liable. (a) The Note Lien Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Enforcement Event communicate with obligors under the Receivables to verify with them to the Note Lien Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Note Lien Collateral Agent at any time after the occurrence and during the continuance of an Enforcement Event, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Note Lien Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the other Secured Parties and that payments in respect thereof shall be made directly to the Note Lien Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Note Lien Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Note Lien Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Note Lien Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Notwithstanding anything in this Agreement to the contrary, none of the Secured Parties shall have any remedies against any of the Counterparties (as defined in the Override Agreement) and shall not communicate with any of them in connection with this Agreement if such Counterparty (as defined in the Override Agreement) has remitted to the Company for deposit in the Interest Account all amounts required to be deposited by it therein.

5.3 Pledged Stock. (a) Unless an Enforcement Event shall have occurred and be continuing and the Note Lien Collateral Agent shall have given notice to the relevant Grantor of the Note Lien Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Note Lien Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture or this Agreement.

(b) If an Enforcement Event shall occur and be continuing and the Note Lien Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Note Lien Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Issuer Obligations in such order as required under the Indenture, and (ii) any or all of the Investment Property shall be registered in the name of the Note Lien Collateral Agent or its nominee, and the Note Lien Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Note Lien Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Note Lien Collateral Agent may determine), all without liability except to account for property actually received by it, but the Note Lien Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Note Lien

Collateral Agent in writing that (x) states that an Enforcement Event has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Note Lien Collateral Agent.

5.4 Proceeds to be Turned Over To Note Lien Collateral Agent. In addition to the rights of the Note Lien Collateral Agent and the other Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Enforcement Event shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Note Lien Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Note Lien Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Note Lien Collateral Agent, if required). All Proceeds of Collateral received by the Note Lien Collateral Agent hereunder shall be held by the Note Lien Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds of Collateral while held by the Note Lien Collateral Agent in a Collateral Account (or by such Grantor in trust for the Note Lien Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Issuer Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5 Application of Proceeds. The Note Lien Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in accordance with the provisions of the Indenture. Any balance of such Proceeds remaining after the Grantor’s Obligations have been paid in full shall be paid over in accordance with applicable law.

5.6 Code and Other Remedies. If an Enforcement Event shall occur and be continuing, the Note Lien Collateral Agent, on behalf of the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Issuer Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Note Lien Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Lien Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Note Lien Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Note Lien Collateral Agent’s request, to assemble the Collateral and make it available to the Note Lien Collateral Agent at places which the Note Lien Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Note Lien Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Note Lien Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Issuer Obligations, in such order as the Note Lien Collateral Agent may elect, and only after such application and after the payment by the Note Lien Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Note Lien Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Note Lien Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7 Registration Rights. (a) If the Note Lien Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the opinion of the Note Lien Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Note Lien Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Note Lien Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Note Lien Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Note Lien Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Note Lien Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Note Lien Collateral Agent and the other Secured Parties, that the Note Lien Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

5.8 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Note Lien Collateral Agent, all Indebtedness owing by it to any Subsidiary of the Company shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

5.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay such Grantor’s Obligations and the fees and disbursements of any attorneys employed by the Note Lien Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 6. THE NOTE LIEN COLLATERAL AGENT

6.1 Note Lien Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Note Lien Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Note Lien Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Note Lien Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Note Lien Collateral Agent may request to evidence the Note Lien Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Note Lien Collateral Agent or as the Note Lien Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5)

defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Note Lien Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Note Lien Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Note Lien Collateral Agent were the absolute owner thereof for all purposes, and do, at the Note Lien Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Note Lien Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Note Lien Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Note Lien Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Note Lien Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Note Lien Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Notes under the Indenture, from the date of payment by the Note Lien Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Note Lien Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Duty of Note Lien Collateral Agent. The Note Lien Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Note Lien Collateral Agent deals with similar property for its own account. Neither the Note Lien Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Note Lien Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Lien Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Note Lien Collateral Agent or any other Secured Party to exercise any such powers. The Note Lien Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Note Lien Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Note Lien Collateral Agent determines appropriate to perfect the security interests of the Note Lien Collateral Agent under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Note Lien Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof; provided, that, neither the Trustee nor the Note Lien Collateral Agent shall be responsible for the filing, form, content or renewal of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Note Lien Collateral.

6.4 Authority of Note Lien Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Note Lien Collateral Agent under this Agreement with respect to any action taken by the Note Lien Collateral Agent or the exercise or non-exercise by the Note Lien Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Note Lien Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Lien Collateral Agent and the Grantors, the Note Lien Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7. MISCELLANEOUS

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article X of the Indenture.

7.2 Notices. All notices, requests and demands to or upon the Note Lien Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 15.02 of the Indenture (which address is also set forth on Schedule 1).

7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Note Lien Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Note Lien Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Lien Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Note Lien Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each other Secured Party and the Note Lien Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel, agents and professional advisors (including the allocated fees and expenses of in-house officers and counsel) to each other Secured Party and of counsel to the Note Lien Collateral Agent.

(b) Each Grantor agrees to pay, and to save the Note Lien Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Note Lien Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 8.07 of the Indenture.

(d) The agreements in this Section 7.4 shall survive repayment of the Issuer Obligations and all other amounts payable under the Indenture and the other Indenture Documents.

7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Note Lien Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Note Lien Collateral Agent.

7.6 Set-Off. In addition to any rights and remedies of the other Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Grantor’s Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Grantor’s Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each other Secured Party agrees promptly to notify the relevant Grantor and the Note Lien Collateral Agent after any such application made by such other Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10 Integration. This Agreement and the other Indenture Documents represent the agreement of the Grantors, the Note Lien Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Note Lien Collateral Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Indenture Documents

7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Note Lien Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Indenture Documents to which it is a party;

(b) neither the Note Lien Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Indenture Documents, and the relationship between the Grantors, on the one hand, and the Note Lien Collateral Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the other Secured Parties or among the Grantors and the other Secured Parties.

7.14 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.21 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

7.15 Releases. (a) At such time as the Issuer Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Note Lien Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Note Lien Collateral Agent shall deliver to such Grantor any Collateral held by the Note Lien Collateral Agent hereunder, and execute and deliver to such Grantor, at the Grantor’s sole expense, such documents as such Grantor shall reasonably request to evidence such termination, which documents shall be attached to an Officers’ Certificate delivered by such Grantor to the Note Lien Collateral Agent

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture or otherwise released to the extent permitted by Section 13.08 of the Indenture, then the Note Lien Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral, which releases or other documents shall be attached to an Officers’ Certificate delivered by such Grantor to the Note Lien Collateral Agent. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in accordance with Section 13.08 of the Indenture.

(c) Upon payment to the Company and deposit in the Interest Account of any assets constituting Included Property pursuant to clause (a) of the definition thereof, such Included Property relating to such payment shall automatically and without further action of any Person be released from all Liens created by this Agreement; provided that the Lien created in the Interest Account with respect to such payment pursuant to this Agreement shall continue.

7.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.17 Lien Priority. Notwithstanding anything herein to the contrary, with respect to any Collateral that is subject to a Lien under any existing agreement or instrument where such existing agreement or instrument allows or does not prohibit the creation of any other Lien on such Collateral, any Lien pursuant to this Agreement or the Indenture shall be subordinate in priority to the Lien of such existing agreement or instrument, and any perfection of a security interest in such Collateral by the Secured Parties as provided in this Agreement (including perfection by possession) shall be subject to such senior Lien and only to the extent possible without any violation of such perfection by or priority of the senior Lien holder.

7.18 Indenture Controls. Wilmington Trust Company has been appointed the Note Lien Collateral Agent hereunder pursuant to Article XIII of the Indenture. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Note Lien Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties (other than the Note Lien Collateral Agent) to the Note Lien Collateral Agent pursuant to the Indenture and that the Note Lien Collateral Agent has agreed to act (and any successor Note Lien Collateral Agent shall act) as such hereunder only on the express conditions contained in the Indenture. Any successor Note Lien Collateral Agent appointed in accordance with the Indenture shall be entitled to all the rights, interests and benefits of the Note Lien Collateral Agent hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

THORNBURG MORTGAGE HOME LOANS, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Chairman

ADFITECH, INC.

By:	/s/ Tom Apel
Name:	Tom Apel
Title:	Chief Executive Offier

THORNBURG ACQUISITION SUBSIDIARY, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Chairman & Chief Executive Officer

Security Agreement

WILMINGTON TRUST COMPANY, as Note Lien Collateral Agent

By:	Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Senior Financial Services Officer

Security Agreement

Annex 1 to

Security Agreement

ASSUMPTION AGREEMENT, dated as of                     , 200    , made by                      (the “Additional Grantor”), in favor of Wilmington Trust Company, as Note Lien Collateral Agent (in such capacity, the “Note Lien Collateral Agent”) for the other Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

W I T N E S S E T H :

WHEREAS, Thornburg Mortgage, Inc. (the “Company”), the other Grantors and the Note Lien Collateral Agent have entered into a certain Indenture, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and certain of its Affiliates (other than the Additional Grantor) have entered into the Security Agreement, dated as of March 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Note Lien Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Annex 2 to

Security Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Security Agreement dated as of March 31, 2008 (the “Agreement”), made by the Grantors parties thereto for the benefit of Wilmington Trust Company, as Note Lien Collateral Agent. The undersigned agrees for the benefit of the Note Lien Collateral Agent and the other Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Note Lien Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) of the Agreement.

3. The terms of Sections 5.3(c) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax: